PETROBRAS INTERNATIONAL FINANCE COMPANY

OFFER TO EXCHANGE ALL OUTSTANDING
9 1/8% SENIOR NOTES DUE FEBRUARY 2007

FOR

9 1/8% SENIOR NOTES DUE FEBRUARY
PURSUANT TO THE PROSPECTUS
[•], 2002

Trust	Companies and Other Nominees:

Petrobras International Finance Company, a Cayman Islands company (the “Company”), is offering, upon the terms and subject to the conditions set forth in the Prospectus dated [•], 2002 (the “Prospectus”) and in the enclosed Letter of Transmittal (which terms and conditions together shall constitute the “Exchange Offer”), to exchange up to $500,000,000 aggregate principal amount of its 9 1/8% Senior Notes due February 2007 (the “New Notes”), pursuant to a Registration Statement of which the Prospectus constitutes a part, for a like principal amount of its 9 1/8% Senior Notes due February 2007 outstanding on the date hereof (the “Old Notes”). The New Notes and the Old Notes are collectively hereinafter referred to as the “Notes.” The Exchange Offer is being made in order to satisfy certain obligations of the Company contained in the Offering Memorandum dated January 29, 2002 and February 28, 2002, and the Amended and Restated Registration Rights Agreement originally dated as of February 4, 2002 and amended and restated as of February 28, 2002, by and among the Company, Petróleo Brasileiro S.A.—Petrobras, and UBS Warburg LLC, Morgan Stanley & Co. Incorporated and Banco Bilbao Vizcaya Argentaria S.A., as initial purchasers of the Old Notes.

We are requesting that you contact your clients for whom you hold Old Notes regarding the Exchange Offer. For your information and for forwarding to your clients for whom you hold Old Notes registered in your name or in the name of your nominee, we are enclosing the following documents:

1.    The Prospectus dated [•], 2002;

2.    The Letter of Transmittal for your use and for the information of your clients;

3.    A Notice of Guaranteed Delivery to be used to accept the Exchange Offer if certificates for Old Notes are not immediately available or time will not permit all required documents to reach the Exchange Agent prior to the Expiration Date (as defined below) or if the procedure for book-entry transfer cannot be completed on a timely basis;

4.    A form of letter which may be sent to your clients for whose account you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining such clients’ instructions with regard to the Exchange Offer;

5.    IRS Forms W-8BEN and W-9; and

6.    Return envelopes addressed to The Bank of New York, the Exchange Agent for the Old Notes.

YOUR PROMPT ACTION IS REQUESTED. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM, NEW YORK CITY TIME, ON [•], 2002, UNLESS EXTENDED BY THE COMPANY (THE “EXPIRATION DATE”). OLD NOTES TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof or Agent’s Message in lieu thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Old Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

If holders of Old Notes wish to tender, but it is impracticable for them to forward their certificates for Old Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under “This Exchange Offer—Procedures for Tendering the Existing Notes.”

Any inquiries you may have with respect to the procedures for tendering Old Notes in connection with the Exchange Offer, or requests for additional copies of the enclosed materials, should be directed to The Bank of New York, the Exchange Agent for the Old Notes, at its address and telephone number set forth on the front of the Letter of Transmittal.

Very truly yours,

PETROBRAS INTERNATIONAL FINANCE COMPANY

NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS OR THE LETTER OF TRANSMITTAL.

Enclosures

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